SUPERVALU ANNOUNCES RUBEL TO CONTINUE AS DIRECTOR

MINNEAPOLIS – June 30, 2011 - SUPERVALU INC. (NYSE: SVU) today announced that Matthew Rubel has unanimously been approved to continue as a member of the company’s Board of Directors. Mr. Rubel had previously resigned from the position of Chairman, President, and Chief Executive Officer of Collective Brands, Inc. and, consistent with SUPERVALU’s governance principles, submitted his offer of resignation as a member of the Board of Directors. On June 28, 2011, the company’s Board of Directors unanimously rejected his offer of resignation.

About SUPERVALU INC.

SUPERVALU INC. is one of the largest companies in the U.S. grocery channel with annual sales of approximately $38 billion. SUPERVALU serves customers across the United States through a network of approximately 4,294 stores composed of 1,114 traditional retail stores, including 805 in-store pharmacies; 1,280 hard-discount stores, of which 899 are operated by licensee owners; and 1,900 independent stores serviced primarily by the company’s traditional food distribution business. SUPERVALU has approximately 140,000 employees. For more information about SUPERVALU visit www.supervalu.com.

INVESTORS and FINANCIAL MEDIA:

Kenneth Levy

952-828-4540

kenneth.b.levy@supervalu.com

Steve Bloomquist

952-828-4144

steve.j.bloomquist@supervalu.com